Exhibit 99.1

CONTACT:	William George	675 Bering Drive, Suite 400
	Chief Financial Officer	Houston, Texas 77057
	713-830-9600	713-830-9600
713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS THIRD QUARTER 2012 RESULTS

Houston, TX — November 1, 2012 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income attributable to Comfort Systems USA of $5,673,000 or $0.15 per diluted share, for the quarter ended September 30, 2012, as compared to a net loss attributable to Comfort Systems USA of $36,569,000 or $(0.98) per diluted share, for the quarter ended September 30, 2011.  Excluding the goodwill impairment and other non-cash items recorded in the third quarter of 2011, adjusted non-GAAP net income attributable to Comfort Systems USA was $5,348,000, or $0.14 per diluted share.  The Company reported revenue of $335,540,000 in the current quarter.  On a same-store basis, the Company reported revenue of $315,637,000, as compared to $328,113,000 in 2011. The Company also reported positive free cash flow of $13,843,000 in the current quarter, as compared to negative $840,000 in the third quarter of 2011.  Backlog as of September 30, 2012 was $623,059,000 as compared to $617,712,000 as of June 30, 2012.  On a same-store basis, backlog was $570,387,000 as of September 30, 2012 as compared to $636,128,000 as of September 30, 2011.

Brian Lane, Comfort Systems USA’s Chief Executive Officer, said, “Comfort Systems USA continued to post solid operating results in a tough market.  Earnings per share exceeded our strongest quarter last year, and through nine months we have achieved significant year over year improvement.   We are also pleased to report positive cash flow well ahead of last year.”

The Company reported net income attributable to Comfort Systems USA for the nine months ended September 30, 2012 of $9,112,000 or $0.24 per diluted share as compared to a net loss attributable to Comfort Systems USA of $38,577,000 or $(1.03) per diluted share in the first nine months of 2011.  Excluding the goodwill impairment and other non-cash items recorded in 2011, adjusted non-GAAP net income attributable to Comfort Systems USA was $2,966,000, or $0.08 per diluted share.  The Company also reported revenue of $1,019,700,000 for the first nine months of 2012.  On a same store basis, the Company reported revenue of $953,895,000 as compared to $922,320,000 for the same period in 2011.  Free cash flow for the nine months ended September 30, 2012 was negative $5,006,000 as compared to negative free cash flow of $27,806,000 in the first nine months of 2011.

Mr. Lane concluded, “Overall demand remains mixed as backlog increased modestly.  The headwinds of the last few years are continuing, as signs of strength in private and commercial markets are offset by challenges in government and institutional markets.  Despite overall industry challenges, we expect continued profitability and positive cash flow for 2012, and we are continuing to invest in strengthening and growing market share in our core service and construction businesses.”

As previously announced, the Company will host a webcast and conference call to discuss its financial results and position in more depth on Friday, November 2, 2012 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-888-679-8035 and enter 62493188 as the passcode.  Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PM4JGWQP4.  The Company anticipates that an accompanying slide presentation will also be available under the Investor tab.  Pre-registrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection.  The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 6:00 p.m. Central Time, Friday, November 9, 2012 by calling 1-888-286-8010 with the conference passcode of 93561511, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 87 locations in 72 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. All comments concerning the Company’s expectations for future revenues and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; difficulty in obtaining or increased costs associated with bonding and insurance; impairment to goodwill; errors in the Company’s percentage-of-completion method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; shortages of labor and specialty building materials; retention of key management; seasonal fluctuations in the demand for HVAC systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; and other risks detailed in our reports filed with the Securities and Exchange Commission.

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months and Nine Months Ended September 30, 2012 and 2011

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2012	%	2011	%	2012	%	2011	%
Revenue	$335,540	100.0%	$328,113	100.0%	$1,019,700	100.0%	$922,320	100.0%
Cost of services	279,889	83.4%	279,005	85.0%	866,793	85.0%	791,493	85.8%
Gross profit	55,651	16.6%	49,108	15.0%	152,907	15.0%	130,827	14.2%

SG&A	46,004	13.7%	41,493	12.6%	139,457	13.7%	126,043	13.7%
Goodwill impairment	—	—	55,134	16.8%	—	—	55,134	6.0%
Gain on sale of assets	(99)	—	(58)	—	(554)	(0.1)%	(162)	—
Operating income (loss)	9,746	2.9%	(47,461)	(14.5)%	14,004	1.4%	(50,188)	(5.4)%

Interest expense, net	(393)	(0.1)%	(462)	(0.1)%	(1,210)	(0.1)%	(1,366)	(0.1)%
Changes in the fair value of contingent earn-out obligations	(38)	—	5,077	1.5%	(105)	—	5,566	0.6%
Other income (expense)	13	—	(16)	—	83	—	(68)	—

Income (loss) before income taxes	9,328	2.8%	(42,862)	(13.1)%	12,772	1.3%	(46,056)	(5.0)%
Income tax expense (benefit)	4,003		(6,293)		6,068		(7,479)

Net income (loss) including noncontrolling interests	5,325	1.6%	(36,569)	(11.1)%	6,704	0.7%	(38,577)	(4.2)%

Less: Net loss attributable to noncontrolling interests	(348)		—		(2,408)		—

Net income (loss) attributable to Comfort Systems USA, Inc.	$5,673		$(36,569)		$9,112		$(38,577)

Income (loss) per share attributable to Comfort Systems USA, Inc.:
Basic	$0.15		$(0.98)		$0.25		$(1.03)
Diluted	$0.15		$(0.98)		$0.24		$(1.03)

Shares used in computing income (loss) per share:
Basic	37,155		37,325		37,126		37,496
Diluted	37,332		37,325		37,265		37,496

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information — (Unaudited):

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2012	%	2011	%	2012	%	2011	%
Net income (loss) attributable to Comfort Systems USA, Inc.	$5,673		$(36,569)		$9,112		$(38,577)
Goodwill impairment (after tax)	—		44,886		—		44,886
Changes in fair value of contingent earn-out obligations (after tax)	—		(5,025)		—		(5,399)
Tax valuation allowances (after tax)	—		2,056		—		2,056
Net income attributable to Comfort Systems USA, Inc. excluding goodwill impairment, changes in fair value of contingent earn-out obligations and tax valuation allowances	$5,673	1.7%	$5,348	1.6%	$9,112	0.9%	$2,966	0.3%

Diluted income (loss) per share attributable to Comfort Systems USA, Inc.	$0.15		$(0.98)		$0.24		$(1.03)
Goodwill impairment	—		1.20		—		1.20
Changes in fair value of contingent earn-out obligations	—		(0.13)		—		(0.14)
Tax valuation allowances	—		0.05		—		0.05

Diluted income per share attributable to Comfort Systems USA, Inc. excluding goodwill impairment, changes in fair value of contingent earn-out obligations and tax valuation adjustments	$0.15		$0.14		$0.24		$0.08

Note 1:  Operating results attributable to Comfort Systems USA, Inc., excluding goodwill impairment, changes in fair value of contingent earn-out obligations and tax valuation adjustments are presented because the Company believes it reflects the results of the core ongoing operations of the Company, and because we believe it is responsive to frequent questions we receive from third parties.  However, this measure is not considered a primary measure of an entity’s financial results under generally accepted accounting principles, and accordingly, this amount should not be considered an alternative to operating results as determined under generally accepted accounting principles and as reported by the Company.

Note 2:  The tax rate on these items was computed using the pro forma effective tax rate of the Company exclusive of these charges.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) (Unaudited):

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2012	%	2011	%	2012	%	2011	%
Net income (loss) including noncontrolling interests	$5,325		$(36,569)		$6,704		$(38,577)
Income taxes	4,003		(6,293)		6,068		(7,479)
Other expense (income), net	(13)		16		(83)		68
Changes in the fair value of contingent earn-out obligations	38		(5,077)		105		(5,566)
Interest expense, net	393		462		1,210		1,366
Gain on sale of assets	(99)		(58)		(554)		(162)
Goodwill impairment	—		55,134		—		55,134
Depreciation and amortization	5,332		4,696		15,481		14,228
Adjusted EBITDA	$14,979	4.5%	$12,311	3.8%	$28,931	2.8%	$19,012	2.1%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income (loss) including noncontrolling interests, excluding income taxes, other (income) expense, changes in the fair value of contingent earn-out obligations, interest expense, net, gain on sale of assets, goodwill impairment and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income (loss), net income (loss), or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2012	2011
	(unaudited)

Cash and cash equivalents	$35,665	$51,237
Accounts receivable, net	268,839	267,060
Costs and estimated earnings in excess of billings	30,521	27,163
Other current assets	44,455	41,822
Total current assets	379,480	387,282
Property and equipment, net	42,041	42,013
Goodwill	114,588	107,093
Identifiable intangible assets, net	46,795	48,349
Other noncurrent assets	8,822	6,329
Total assets	$591,726	$591,066

Current maturities of long-term debt	$300	$300
Current maturities of notes to former owners	—	332
Accounts payable	92,994	114,255
Billings in excess of costs and estimated earnings	70,798	71,730
Other current liabilities	99,237	91,354
Total current liabilities	263,329	277,971
Long-term debt, net of current maturities	16,100	2,400
Notes to former owners, net of current maturities	7,949	12,349
Other long-term liabilities	20,029	15,240
Total liabilities	307,407	307,960
Comfort Systems USA, Inc. stockholders’ equity	268,212	264,591
Noncontrolling interests	16,107	18,515
Total stockholders’ equity	284,319	283,106
Total liabilities and stockholders’ equity	$591,726	$591,066

Selected Cash Flow Data (in thousands) (unaudited):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Cash provided by (used in):
Operating activities	$16,455	$1,478	$3,432	$(21,965)
Investing activities	$(2,997)	$(2,567)	$(20,973)	$(6,333)
Financing activities	$(6,604)	$(5,320)	$1,969	$(14,356)

Free cash flow:
Cash from operating activities	$16,455	$1,478	$3,432	$(21,965)
Purchases of property and equipment	(2,817)	(2,548)	(9,405)	(6,452)
Proceeds from sales of property and equipment	205	230	967	611

Free cash flow	$13,843	$(840)	$(5,006)	$(27,806)

Note 1:  Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.